EXHIBIT 23




                         Consent of Independent Auditors

     We consent to the incorporation by reference herein of our report dated February 11, 2004 except as to note 6, the date of which is March 22, 2004 with respect to our audits of the financial statements incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ EISNER LLP
--------------
Eisner LLP


New York, NY
April 19, 2004













716488